UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Ichor Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ichor Holdings, Ltd.

3185 Laurelview Ct.

Fremont, California 94538

ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING

To Be Held on May 12, 2020

The following Notice relates to the proxy statement of Ichor Holdings, Ltd. (the “Company,” “we,” “us” or “our”), dated April 8, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual General Meeting (the “Annual Meeting”) to be held on May 12, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 23, 2020. This Notice should be read in conjunction with our proxy statement.

NOTICE OF ADDITIONAL INFORMATION REGARDING ANNUAL GENERAL MEETING

To Be Held on May 12, 2020

To Our Shareholders:

Due to the public health concerns regarding the COVID‑19 outbreak, we are providing our shareholders the opportunity to attend the Annual Meeting virtually through a webcast. The chairman of the Annual Meeting will still preside at the meeting in-person in accordance with Cayman law.

To participate in the virtual Annual Meeting, you must register at viewproxy.com/IchorHoldings/2020 by 11:59 p.m. ET on May 9, 2020. Once registered, you may participate in the Annual Meeting at viewproxy.com/IchorHoldings/2020/VM. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you encounter difficulties accessing the virtual meeting, you should call the technical support number that will be posted on the FAQ link in the meeting registration page. In support of the health and well-being of our shareholders and our community, and due to local limitations on in-person gatherings, we strongly urge that you attend the Annual Meeting virtually.

As described in the previously distributed proxy materials for the Annual Meeting, shareholders as of the close of business on April 2, 2020, the record date, are entitled to participate in and vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the proxy materials that were previously distributed to you will not be updated to reflect the change in location. You can use the proxy card included with the previously distributed proxy materials to vote your shares in connection with the Annual Meeting.

Shareholders as of the record date who register and participate in the virtual Annual Meeting will have an opportunity to submit questions during the meeting. We will try to answer as many shareholder-submitted questions as time permits. Our 2020 proxy statement and 2019 annual report on Form 10‑K are available at proxyvote.com.

Thank you for your support of the Company.

Sincerely,

/s/ Jeffrey S. Andreson

Jeffrey S. Andreson

Chief Executive Officer